UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2011

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On December 11, 2011, ARIAD Pharmaceuticals, Inc. issued a press release announcing preliminary clinical data from the pivotal PACE trial  -- a fully enrolled and ongoing Phase 2 study of its investigational pan-BCR-ABL inhibitor, ponatinib, in patients with chronic myeloid leukemia (CML) or Philadelphia-positive acute lymphoblastic leukemia (Ph+ ALL), who are resistant or intolerant to dasatinib or nilotinib or who have the T315I mutation.  These initial data demonstrate that 47 percent of chronic-phase CML patients in the trial achieved a major cytogenetic response to date, including 65 percent of patients who have a T315I mutation.  Approximately half of these patients had no more than a single bone-marrow assessment, while the remainder had two or more assessments.

These preliminary data were featured in an oral presentation on December 11, 2011 at the 53rd Annual Meeting of the American Society of Hematology being held in San Diego, CA.

ITEM 9.01	Financial Statements and Exhibits

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated December 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	December 11, 2011

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